EXHIBIT 10.8a

SEPTEMBER 2011 AMENDMENT

TO THE

PSS WORLD MEDICAL, INC. SAVINGS PLAN

This September 2011 Amendment (the “Amendment”) to the PSS World Medical, Inc. Savings Plan is made and entered into by PSS World Medical, Inc. (the “Company”), this 6th day of September, 2011, and is effective as of October 1, 2011.

WITNESSETH:

WHEREAS, the Company has previously adopted the PSS World Medical, Inc. Savings Plan (the “Plan”); and

WHEREAS, the Company is authorized and empowered to amend the Plan; and

WHEREAS, the Company desires to amend the Plan to include the name of an additional employer recently acquired by the Company as an “Employer” within the meaning of the Plan and to amend the Plan to credit Participants’ years of service with such employer as Years of Service under the Plan.

NOW, THEREFORE, the Plan shall be amended as follows:

1.	Section 1.28 of the Plan shall be amended in its entirety to read as follows:

“1.28 ‘Employer’ shall mean the Company, Gulf South Medical Supply, Inc., PSS Service, Inc., World Med Shared Services, Inc., Physician Sales & Service, Inc., Physician Sales & Service Limited Partnership, Proclaim, Inc., PSS Holding, Inc., Ancillary Management Solutions, Inc., Cascade Medical Supply, ThriftyMed, Inc., ClaimOne, LLC, Dispensing Solutions, Inc., Linear Medical Solutions, LLC, Stat RX USA, LLC, BottomLine Medical Solutions, LLC and any other subsidiary, related corporation, or other entity that adopts this Plan with the consent of the Company.”

2.	Section 1.71 of the Plan shall be amended by the addition of a new subparagraphs (h), which shall read in its entirety as follows:

“(h) For each Employee who was employed by BottomLine Medical Solutions, LLC on August 19, 2011, such Employee’s ‘Years of Service’ shall include, for all purposes of the Plan, service with BottomLine Medical Solutions, LLC and each of its subsidiaries.”

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date set forth hereinabove. All of the provisions of the Plan not specifically mentioned in this Amendment shall be considered modified to the extent necessary to be consistent with the changes made in this Amendment.

PSS WORLD MEDICAL, INC.

By:	David D. Klarner
Its: Vice President and Treasurer